UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2012

PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100 St. Louis, MO		63127
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 314-984-1000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2012, the Compensation and Management Development Committee (the “Compensation Committee”) of Panera Bread Company (the “Company”) determined that, beginning in 2012, for fiscal years in which the Company's performance substantially exceeds its pre-established pre-tax earnings target, the Company's eligible executive officers and all other members of management eligible for the Company's incentive bonus program would no longer receive a supplemental bonus payment, and that the Company's earnings performance would instead be considered by the Compensation Committee in determining the Company performance component of each executive's and member of management's Annual Incentive Bonus. Consistent with this change, the Compensation Committee also determined that the inability of the Company to meet its pre-established internal pre-tax target would be reflected in the Company performance component of each individual executive's and member of management's Annual Incentive Bonus rather than through broad based organization level reductions.

Item 8.01.	Other Events.
On August 23, 2012, the Company issued a press release announcing the authorization of a three-year, $600 million share repurchase program and the termination of the Company's existing repurchase program, which had been scheduled to expire on November 16, 2012. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release, dated August 23, 2012

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

Date:	August 23, 2012	By:	/s/ WILLIAM W. MORETON
		Name:	William W. Moreton
		Title:	President and Co-Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit
99.1	Press Release, dated August 23, 2012

Exhibit 99.1
PRESS RELEASE